UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

Imperva, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35338	03-0460133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California		94065
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 345-9000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mike Burns as Chief Financial Officer

Effective December 27, 2017, the Board of Directors (the “Board”) of Imperva, Inc. (the “Company”) appointed Mike Burns as the Company’s Chief Financial Officer (“CFO”). Mr. Burns will commence service with the Company on January 2, 2018, at which time Mr. Burns will succeed Aaron Kuan, who has served as the Company’s interim CFO, as the principal financial officer and principal accounting officer of the Company.

Mr. Burns, age 51, previously served as chief financial officer of Gigamon, Inc., a provider of network visibility and traffic monitoring solutions, from July 2014 until October 2016, and as advisor to Gigamon from October 2016 to February 2017. Prior to joining Gigamon, Mr. Burns served as chief financial officer of Volterra Semiconductor Corporation, a semiconductor company, from August 2007 until its acquisition by Maxim Integrated Products Inc. in October 2013. From 1992 to August 2007, Mr. Burns served in various senior financial positions at Intel Corporation, a semiconductor company, including as finance director of Intel Capital. Mr. Burns holds a B.A. in economics and an M.S. in industrial engineering from Stanford University, and an M.B.A. from the University of California, Berkeley’s Haas School of Business.

There are no arrangements or understandings between Mr. Burns and any other persons in connection with his appointment. There are no family relationships between Mr. Burns and any director or executive officer of the Company, and Mr. Burns is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Chief Financial Officer

The Company and Mr. Burns executed an employment offer letter (the “Offer Letter”) in connection with his appointment, providing for the following:

•	A base salary of $370,000 per year.

•	A target bonus equal to 60% of Mr. Burns’ then-current base salary, with the actual bonus amount determined based on the achievement of performance objectives established by the Compensation Committee of the Board. Mr. Burns’ actual bonus for fiscal year 2018 will be prorated for the number of days he is employed by the Company in 2018, provided that Mr. Burns will not be eligible to receive a bonus for the first quarter of 2018 if his employment does not commence by February 15, 2018.

•	Eligibility to participate in the Company’s employee benefit plans and entitlement to paid vacation in accordance with the Company’s vacation policy on the same basis as other employees.

•	Restricted stock units representing a total of 48,800 shares of the Company’s common stock (the “RSUs”) under the Company’s 2015 Equity Inducement Plan, as amended (the “Inducement Plan”) and form of RSU agreement thereunder. The RSUs, which will expire following settlement, will vest at the rate of 25% of the shares on February 15, 2019 and then 6.25% of the shares quarterly thereafter, subject to Mr. Burns’ continued provision of services to the Company.

•	Performance restricted stock units subject to performance metrics to be determined by the Compensation Committee (the “PRSUs”) for 48,800 shares of the Company’s common stock at target and for up to an additional 48,800 shares (or 97,600 shares total) of the Company’s common stock for performance in excess of target. The PRSUs eligible based on performance achievement will commence time-based vesting on February 15, 2018 and 12.5% of the shares subject to the PRSUs will time-based vest on the later to occur of February 15, 2019 and the date that the Company publicly issues its earnings release for the quarter and year ending December 31, 2018, and then an additional 12.5% of the shares subject to the PRSUs will vest each quarter thereafter, subject to Mr. Burns’ continued provision of services to the Company, and in all cases only if and to the extent the performance metrics are met. The PRSUs will be granted pursuant to and be subject to the terms of the Inducement Plan and the form of performance RSU agreement thereunder (together, the “PRSU Agreement”).

•	In the event of a qualifying termination under our Change in Control Plan and contingent upon Mr. Burns’ execution of a binding severance and release agreement, Mr. Burns will be entitled to receive (1) a lump sum cash payment in an amount equal to Mr. Burns’ annual base salary as in effect immediately prior to the severance date, plus his target annual bonus or cash incentive opportunity for the year in which the severance date occurs; (2) full acceleration of all outstanding equity awards (subject to certain restrictions noted in the Change in Control Plan and the PRSU Agreement); and (3) reimbursement of premiums paid for continuation coverage for twelve months pursuant to the Consolidated Omnibus Budget Reconciliation

Act of 1985. The terms of the Company’s Change in Control Plan were previously described by the Company under Item 5.02 in a Current Report on Form 8-K that was filed with the SEC on February 9, 2012. A copy of the Change in Control Plan was filed with the SEC on March 28, 2012 as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and is incorporated herein by reference.

•	It is expected that Mr. Burns will execute the Company’s standard form of indemnification agreement, which was filed with the SEC on October 28, 2011 as Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 and incorporated herein by reference. This agreement provides for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Burns in any action or proceeding to the fullest extent permitted by applicable law.

•	The amounts payable to Mr. Burns are subject to recoupment by the Company under the Company’s Compensation Recovery Policy applicable to executive officers.

The foregoing is a summary of the Offer Letter, the Bonus Plan, the Change in Control Plan and the form of indemnification agreement and does not purport to be complete. The foregoing is qualified in its entirety by reference to the copies of such documents filed or incorporated by reference as Exhibits 99.2 through 99.5 to this Current Report on Form 8-K.

Amendment to 2015 Equity Inducement Plan

On December 27, 2017, the Board approved an amendment to the Inducement Plan to increase the shares available for grant under the Inducement Plan by 250,000 shares of common stock. The foregoing description is qualified in its entirety by reference to the full text of the amended Inducement Plan and forms of agreement thereunder, which were filed with the SEC on January 2, 2018 as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the press release announcing Mr. Burns’ appointment is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Imperva, Inc. dated January 2, 2018.

99.2	Offer Letter dated January 2, 2018 by and between Imperva, Inc. and Mike Burns.

99.3	2015 Equity Inducement Plan, as amended, and forms of agreement and subplan thereunder (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed by the Company on January 2, 2018 (File No. 333-219850)).

99.4	Imperva, Inc. Change in Control Plan and Form Notice of Participation (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed by the Company on March 28, 2012 (File No. 001-35338)).

99.5	Form of Amended and Restated Indemnification Agreement (incorporated by reference to Exhibit 10.4 to Amendment No. 4 to the Company’s Registration Statement on Form S-1 filed by the Company on October 28, 2011 (File No. 333-175008)).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imperva, Inc.

Date: January 2, 2018	By:	/s/ Christopher S. Hylen
Christopher S. Hylen
President and Chief Executive Officer